WY Secretary of State
FILED: 10/13/2020 03:35 PM
Original ID: 2020-000917303
Amendment ID: 2020-003037102

ARTICLES OF MERGER (WYOMING)

OF BRAVO MULTINATIONAL, INCORPORATED
(a Wyoming Corporation)
and
BRAVO MULTINATIONAL, INCORPORATED
(a Delaware Corporation)

In accordance with Article 11 of the Wyoming Business corporation Act, the undersigned, Merle Ferguson, being the Chief Executive Officer of Bravo Multinational, Incorporated, a Wyoming corporation, DOES HEREBY CERTIFY as follows:

(1) The name and state of the incorporation of each of the constituent corporations are Bravo Multinational, Incorporated, a Wyoming corporation, and Bravo Multinational, Incorporated, a Delaware corporation.

(2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporation in accordance with Article 11 of the Wyoming Business Corporation Act.

(3) The name of the surviving corporation is Bravo Multinational, Incorporated.

(4) The surviving corporation, Bravo Multinational, Incorporated will be a Wyoming corporation and its Articles of Incorporation as currently filed with the Secretary of State of the State of Wyoming shall be the Articles of Incorporation of the surviving corporation.

(5) The executed agreement of merger is on file at the principal place of business of the surviving corporation, 2020 General Booth Blvd., Unit 230, Virginia Beach, Virginia 23454.

(6) A copy of the agreement of merger will be furnished by the surviving corporation, on request and without costs, to any stockholder of either constituent corporation.

(7) The authorized capital stock of Bravo Multinational, Incorporated, a Delaware corporation, consistent of 1,000,000,000 shares of common stock with a par value of $.0.0001 per share pursuant to which shareholder approval was required.

(8) The foreign corporations', Bravo Multinational, Incorporated, a Delaware corporation, participation in this Merger was duly authorized by the organic law of the corporation.

(9) This certificate shall become effective at 5:00 p.m. PST on the date it is filed.

IN WITNESS WHEREOF, the undersigned has signed his name and affirmed that his instrument is in the act and deed of the corporation and that the statements herein are true, under penalties of perjury, October 02, 2020.

RECEIVED
OCT - 6 2020
WYOMING
SECRETARY OF STATE

{A0114787.DOC /}

BRAVO MULTINATIONAL, INCORPORATED (Delaware)

By: [redacted]
Merle Ferguson, President, CEO and Director

BRAVO MULTINATIONAL, INCORPORATED (Wyoming)

By: [redacted]
Merle Ferguson, President, CEO and Director

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF MERGER

Bravo Multinational Incorporated (Delaware) (Unqualified Non-survivor)

Merged into **Bravo Multinational Incorporated (Wyoming) (Qualified Survivor)**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **13th** day of **October**, **2020**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 10/13/2020

Secretary of State

By: Bailey Johnson